Exhibit 23.2



                         Consent of Independent Auditors

     We consent to the incorporation by reference in Post Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-62473-01) of Allied Waste Industries, Inc. relating to the sale of up to 3,156,877 shares of its common stock of our report dated February 24, 1998 with respect to the consolidated financial statements of American Disposal Services, Inc. included in the Current Report on Form 8-K/A dated August 28, 1998 filed by Allied Waste Industries, Inc. with the Securities and Exchange Commission.

                                                           Ernst & Young LLP

October 14, 1998
Chicago, Illinois